SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

December 18, 2024
Date of Report
(Date of Earliest Event Reported)

Synovus Financial Corp.
(Exact Name of Registrant as Specified in its Charter)

Georgia	1-10312	58-1134883
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1111 Bay Avenue, Suite 500, Columbus, Georgia 31901
(Address of principal executive offices) (Zip Code)

(706) 641-6500
(Registrant’s telephone number, including area code)

________________________________________________
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

    ☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

    ☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

    ☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

    ☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $1.00 Par Value	SNV	New York Stock Exchange
Fixed-to-Floating Rate Non-Cumulative Perpetual Preferred Stock, Series D	SNV-PrD	New York Stock Exchange
Fixed-Rate Reset Non-Cumulative Perpetual Preferred Stock, Series E	SNV-PrE	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 13, 2024, the Board of Directors (the “Board”) of Synovus Financial Corp. (“Synovus”) voted to increase the size of the Board from eleven to twelve directors and to appoint Greg Montana to fill the resulting vacancy, effective as of January 1, 2025. Mr. Montana will serve on the Risk Committee and on the Audit Committee of Synovus, effective as of January 1, 2025.

Mr. Montana, age 56, is the former Executive Vice President and Chief Risk Officer of Fidelity National Information Services, Inc. (“FIS”), having retired from that position in April 2023. During his 11-year tenure at FIS, Mr. Montana managed and mitigated FIS’ key risks including those related to cybersecurity, operations, credit, compliance, regulatory, ESG, business continuity, crisis management, third party, and fraud for all business segments, including banking, payments, and capital markets. Mr. Montana is a certified Chief Information Security Officer and former board member of the Internet Security Alliance and the Financial Service Information Sharing and Analysis Center (FS-ISAC) Sheltered Harbor Organization and holds a cyber risk oversight certificate from the National Association of Corporate Directors. Prior to his time at FIS, Mr. Montana managed risk in various leadership positions at such companies as Bank of America, PayPal, Lloyds Banking, Deloitte Consulting, and JPMorgan Chase Bank. He serves on the board of directors for the United Way of Northeast Florida and is an active member and former board chair of Jacksonville Catholic Charities. Mr. Montana holds an MBA from the Wharton School of the University of Pennsylvania and received a BA from Boston College.

There are no arrangements or understandings between Mr. Montana and any person pursuant to which he was selected as director. There are no actual or proposed transactions between Mr. Montana or any of his immediate family members and Synovus that would require disclosure under Item 404(a) of Regulation S-K in connection the appointment as a director of Synovus. The Board has affirmatively determined that Mr. Montana qualifies as an independent director as defined by the listing standards of the New York Stock Exchange and the categorical standards of independence set by the Board.

As of the date of the appointment, Mr. Montana is entitled to receive the compensation and participate in the plans applicable to Synovus’ directors, as set forth more particularly on Exhibit 10.1 to Synovus’ Quarterly Report on Form 10-Q filed with the SEC on May 2, 2024. In addition, Mr. Montana will enter into Synovus’ standard indemnification agreement, a form of which was filed as Exhibit 10.1 to Synovus’ Current Report on Form 8-K filed with the SEC on July 26, 2007. Except as set forth above, there is no other material plan, contract, or arrangement in which Mr. Montana will participate in connection with his appointment.

The Company issued a press release on December 18, 2024, announcing the appointment of Mr. Montana to the Board effective January 1, 2025. A copy of that press release is filed as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01	Financial Statements and Exhibits

	(d)	Exhibits

	Exhibit No.	Description

	99.1	Synovus press release dated December 18, 2024

	104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, Synovus has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SYNOVUS FINANCIAL CORP.

Date: December 18, 2024	By: /s/ Allan E. Kamensky
Name: Allan E. Kamensky
Title: Executive Vice President and General Counsel